                                   EXHIBIT 11

                STATEMENT REGARDING COMPUTATION OF PER SHARE DATA


                                                                   YEARS ENDED MARCH 31,
                                                    ------------------------------------------------

                                                        1999               1998             1997
                                                    -----------        -----------       -----------

 Earnings (loss) from continuing operations         $(7,497,657)       $ 5,466,225       $(7,918,362)

 Gain (loss) from discontinued operations                    --                 --            476,967
                                                    -----------        -----------       -----------

 Net earnings (loss)                                $(7,497,657)       $ 5,466,225       $(7,441,395)
                                                    ===========        ===========       ===========

Per share data:

Basic earnings per share

   Continuing operations                            $     (1.79)       $      1.37       $     (1.98)

   Discontinued operations                                   --                 --              0.12
                                                    -----------        -----------       -----------

                                                    $     (1.79)       $      1.37       $     (1.86)
                                                    ===========        ===========       ===========

Dilutive earnings per share

   Continuing operations                            $     (1.79)       $      1.36       $     (1.98)

   Discontinued operations                                   --                 --              0.12
                                                    -----------        -----------       -----------

   Net earnings (loss)                              $     (1.79)       $      1.36       $     (1.86)
                                                    ===========        ===========       ===========

Shares used in the calculation of per share amounts:

   Basic common shares                                4,178,840          4,000,210         4,000,210
   Dilutive impact of stock options                          --             25,329                --
                                                    -----------        -----------       -----------

   Diluted common shares                              4,178,840          4,025,539         4,000,210
                                                    ===========        ===========       ===========



     Diluted earnings per share of Common Stock includes the impact of outstanding dilutive stock options for the year ended March 31, 1998. There were no dilutive options during the years ended March 31, 1999 and 1997.